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                                                                    EXHIBIT 23.1

                    CONSENT OF KPMG LLP, INDEPENDENT AUDITORS

The Board of Directors
Go2Net, Inc.:

     We consent to the use of our report dated December 17, 1999 relating to the consolidated financial statements of Go2Net, Inc. incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Registration Statement.

     We also consent to the use of our report dated December 15, 1999 relating to the financial statements of FreeYellow.com, Inc. incorporated herein by reference.

     We also consent to the use of our report dated August 31, 1999 relating to the financial statements of Authorize.Net Corporation incorporated herein by reference.

     We also consent to the use of our report dated October 7, 1999 relating to the financial statements of Dogpile LLC and Predecessors incorporated herein by reference.

     We also consent to the use of our reports dated December 16, 1999 relating to the financial statements of Haggle Online, Inc., USAOnline, Inc. and IQC Corporation included herein.

/s/ KPMG LLP


Seattle, Washington
April 27, 2000